FORM 55-102F6
INSIDER REPORT

Box 1. Name of the Reporting Issuer (Block Letters)

MICROMEM TECHNOLOGIES INC.

Box 2. Insider Data

Relationship(s) to Reporting Issuer			Date of Last Report Filed
5	4		or	19	12	2002
				Day	Month	Year
Change in Relationship From Last Report			If Initial Report, Date on Which you Became an Insider
No
				Day	Month	Year

Box 3. Name, Address and Telephone Number of the Insider (Block Letters)

Family Name or Corporate Name
FUDA
Given Names
SALVATORE
No.	Street		Apt.
1910-777 BAY STREET
City
TORONTO
Prov.		Postal Code
ON		M5G 2C8
Business Telephone Number		Change in Name, Address or Telephone Number from last report
416-364-6513
Business Fax Number			NO
416-360-4034

Box 4. Jurisdiction(s) where the issuer is a
reporting issuer or the equivalent
X	Alberta	X	Ontario

	British Columbia		Quebec

X	Manitoba		Saskatchewan

Newfoundland

Nova Scotia

Box 5. Insider Holdings and Changes (if initial report, complete

A	B			C				D	E	F
				Transactions

									Direct/Indirect
	Balance of Class of Securities on Last Report	Date (Day/Month/Year)	Nature	Number/Value Acquired	Number/Value Disposed of	Unit Price/Exercise Price	USD	Present Balance of Class of Securities Held	Ownership/ Control or Direction	Indentify the Registered Holder where ownership is indirect or where
										control or direction is
Designation of Class of Securities										exercised
common share options	1,000,000	31/01/03	52		1,000,000	3.125	x	0	1
common shares	1,429,275							1,429,275	2	275311 Ontario Inc.

Attachment		Box 6. Remarks
No

The undersigned certifies that the information given in this report is true and complete in every respect. It is an offence to submit information that, in a material respect and at the time and in light of the circumstances in which it is submitted, is misleading or untrue.

Correspondence
x		Box 7. Signature
English	French	Name (block letters) SALVATORE FUDA	Signature	"signed"	Date of the Report (Day/Month/Year)	31/01/2003